UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – June 16, 2010

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610

(Address of principal executive offices) (Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2010, Penn National Gaming, Inc. (the “Company”) entered into a First Amendment to Employment Agreement (the “Amendment”) with John V. Finamore, the Company’s Senior Vice President-Regional Operations.  The Amendment extends to July 1, 2013 the term of the existing employment agreement between the Company and Mr. Finamore (the “Employment Agreement”).  The initial three-year term of the Employment Agreement expires July 1, 2010.  No other changes to the Employment Agreement were made pursuant to the Amendment.  The Employment Agreement was filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 2, 2009.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Additional information about the compensation and benefits provided to Mr. Finamore, including those set forth in the Employment Agreement, is also included in the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders, filed with the Commission on April 30, 2010.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated June 16, 2010 by and between the Company and John Finamore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 22, 2010	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement dated June 16, 2010 by and between the Company and John Finamore.